Exhibit 10.1

SUBLEASE AGREEMENT

This Sublease Agreement (the “Sublease”) is made as of July ____, 2022 (the “Effective Date”) by and between FREQUENCY THERAPEUTICS, INC., a Delaware corporation (“Sublandlord”) and SALIOGEN THERAPEUTICS, INC., a Delaware corporation (“Subtenant”), in the following factual context:

A. HCP/KING HAYDEN LLC, a Delaware limited liability company (“Master Landlord”), and Sublandlord are the parties to that certain Lease dated as of January 7, 2020 (the “Master Lease”). The Master Lease covers certain space consisting in the aggregate of 61,307 rentable square feet of space (the “Premises”) in that certain building located at 75 Hayden Avenue, Lexington, Massachusetts (the “Building”), as more particularly described in the Master Lease.

B. Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord that portion of the Premises comprising approximately 30,040 rentable square feet located on the third (3rd) floor of the Building and approximately as shown on the diagram attached as Exhibit A (the “Subleased Space”), on the terms and conditions set forth in this Sublease. The parties agree that the Subleased Space comprises 30,040 rentable square feet, and that such figure is not subject to remeasurement or modification.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1. Sublease

1.1 Grant.

(a) Sublandlord hereby subleases the Subleased Space to Subtenant and Subtenant hereby subleases the Subleased Space from Sublandlord on the terms and conditions set forth in this Sublease and the Master Lease. Except to the extent directly contradicted by the provisions of this Sublease, any capitalized terms not otherwise defined in this Sublease shall have the meanings ascribed thereto in the Master Lease. Subtenant hereby acknowledges and agrees that 1) the Subleased Space is not a separately demised space from the overall Premises, and 2) as part of Subtenant’s rights hereunder to sublease the Subleased Space, Subtenant shall be granted the non-exclusive right, in common with Sublandlord, to use a portion of the Premises for the shared use of Subtenant and Sublandlord (the “Shared Areas”), which Shared Areas are indicated on Exhibit A. Subtenant’s use of the Subleased Space and Shared Areas shall include the non-exclusive right to exercise, in common with Sublandlord and others entitled thereto, Sublandlord’s right to use the common areas under the Master Lease necessary or appropriate to Subtenant’s use of the Subleased Space, which shall include, but not be limited to, the cafeteria (to the extent provided by Master Landlord), the PH System Premises, the PH System Room, the Generator Area, penthouse, tank, control areas and neutralization areas. The Subleased Space, Shared Areas and any common areas shall be used subject to and in accordance with this Sublease, and Sublandlord’s standard operating procedures and the requirements of the Master Lease and Master Landlord’s rules and regulations in effect (as the same may be reasonably revised and amended from time-to-time by Sublandlord or Master Landlord (as applicable), the “SOPs”).

(b) It is understood and agreed that: (A) except as included in paragraph (a) above, Subtenant shall not have access to or use portions of the Premises that are not either the Subleased Space or the Shared Areas, and (B) Sublandlord shall not be entitled to use the Subleased Space without the consent of Subtenant. In addition, Subtenant shall have the non-exclusive right in common with Sublandlord to use that shared equipment as listed on Exhibit B, as may be amended from time to time, (the “Shared Equipment”) regardless of where such Shared Equipment is located on the Premises. Subtenant shall use the Shared Equipment only for its intended use and according to Sublandlord’s SOPs, including all scheduling, use and clean-up, and all operating instructions provided by each applicable equipment manufacturer. Ownership of and title to the Shared Equipment shall remain vested in Sublandlord during the Term and Subtenant’s rights in the Shared Equipment shall be limited to the non-exclusive license set forth in this Section 1.1(b).

The non-exclusive licenses granted by Sublandlord in this Section 1.1(a) and (b) are personal to Subtenant and shall terminate upon the expiration or earlier termination of the Term.

1.2 Incorporation of Master Lease by Reference

(a) Except to the extent such terms and provisions are inconsistent with or are specifically contrary to the express written provisions of this Sublease and except as provided in this Section 1.2, all of the terms, covenants and conditions of the Master Lease are by this reference incorporated herein and made a part of this Sublease with the same force and effect as if fully set forth herein, provided, however, that for purposes of such incorporation, (i) the term “Lease” as used in the Master Lease shall refer to this Sublease; (ii) the term “Landlord” (and other defined terms containing the term “Landlord” or any derivative thereof) as used in the Master Lease, and subject to the limitations of Sublandlord’s responsibilities to Subtenant under the Master Lease set forth in Section 5 below of this Sublease, shall refer to Sublandlord; (iii) the term “Tenant” (and other defined terms containing the term “Tenant” or any derivative thereof) as used in the Master Lease shall refer to Subtenant; (iv) the terms “Term” and “Lease Term” as used in the Master Lease shall refer to the Term defined herein; (v) the term “Expiration Date” as used in the Master Lease shall mean the Termination Date of this Sublease; (vi) the term “Premises,” as used in the Master Lease shall refer to the Subleased Space; and (vii) the term “Base Rent” as used in the Master Lease shall refer to the Base Rent due under this Sublease. In the event of any inconsistency between the provisions set forth in this Sublease and the provisions of the Master Lease, as incorporated herein, the provisions of this Sublease shall control as between Sublandlord and Subtenant. Notwithstanding the foregoing, the following provisions of the Master Lease are expressly not incorporated into this Sublease: (1) the definitions of Premises, Term, Extension Term(s), Rent Commencement Date, Base Rent, Security Deposit, Landlord’s Contribution, Brokers, Parking Spaces, and any and all definitions or terms which are defined in or included in any of the Excluded Master Lease Provisions (as hereinafter defined) set forth in the Master Lease (except to the extent used or referred to in this Sublease), (2) all within the Master Lease: Sections 1.2, 1.3(c), 1.3(d), 1.3(e), 1.4(b), 1.4(c), 1.8, 2.4(b), 3.2, 3.3, 5.2(h) (except to the extent incorporated in Section 3.2(a) below), Article 7 (except to the extent incorporated in Section 7 below), Sections 10.7(b), 11(b), 12.2(b), 13.7, 13.8, 17.9, 21.3, the second to last sentence of Section 22.1, Section 25.3; and Exhibits 1E, 4, 4-1, 4-2; and (3) such other terms of the Master Lease which are inapplicable, inconsistent with, or specifically modified by the terms of this Sublease (collectively, the “Excluded Master Lease Provisions”). Any reference to an allowance or Landlord’s Contribution in the Master Lease is not incorporated herein.

(b) Sublandlord shall have all of the same rights and remedies with respect to the Subleased Space as Master Landlord has with respect thereto under the Master Lease. This Sublease is expressly subject and subordinate to any mortgages or deeds of trust and all matters of record, ground leases and underlying leases to which the Master Lease is now or hereafter subject and subordinate pursuant to the Master Lease without the requirement of delivering any subordination, attornment and non-disturbance agreement or other agreements to Subtenant.

(c) All rights of termination, if any, of the Tenant in the event of a casualty set forth in Article 15 of the Master Lease are reserved to Sublandlord, to be exercised or waived in its reasonable discretion and Subtenant shall have no right to terminate this Sublease pursuant to the provisions of Article 15 unless Sublandlord has elected to terminate the Master Lease.

(d) With respect to any of Subtenant’s obligations to be performed under this Sublease, when the Master Lease grants Sublandlord a specific number of days to perform its obligations thereunder, Subtenant shall perform such obligation not later than the date that is three (3) business days prior to the date Sublandlord is obligated under the Master Lease to perform such obligation, but in no event less than two (2) business days. Wherever in the Master Lease there is a specific number of days for Master Landlord to respond to a request from Tenant for consent or approval, Sublandlord shall have an additional five (5) business days to respond to any such request (including a second notice) from Subtenant under this Sublease. In the event of any conflict between the provisions of the Master Lease and this Sublease, the Master Lease shall govern and control except to the extent directly contradicted by the provisions of this Sublease.

2. Term. The term of this Sublease (the “Term”) shall commence three (3) business days (or such earlier date as the parties may mutually agree upon) after the later date to occur of (i) the date the Subleased Space is delivered to Subtenant in broom clean condition as to the office and other common areas, and decommissioned with a report provided by a certified vendor as to the lab portions of the Subleased Space, and otherwise free of all personal property (other than the Furniture, as hereinafter defined), tenants and occupants; and (ii) the date Sublandlord delivers to Subtenant a fully executed consent in substantially the form attached as Exhibit E from the Master Landlord to this Sublease (the “Term Commencement Date”) and shall expire at 11:59 p.m. EST on the last day of the month in which the second (2nd) anniversary of the Term Commencement Date occurs (the “Termination Date”), unless sooner terminated pursuant to any provision of the Master Lease or this Sublease. Notwithstanding the foregoing, the parties may mutually agree to waive the delivery of the report referenced in (i) above as a condition to the occurrence of the Term Commencement Date. This Sublease shall immediately terminate as of the date the Master Lease is terminated, for any reason, prior to the Termination Date. Promptly after the Term Commencement Date is determined, Sublandlord and Subtenant, following Sublandlord’s request, will execute a customary form of commencement date letter with respect to any or each of the above dates. Subtenant’s or Sublandlord’s failure or refusal to sign the same shall in no event affect the determination of such dates or either party’s obligations hereunder.

3. Rent

3.1 Base Rent.

(a) During the Term, Subtenant shall pay to Sublandlord, base rent (“Base Rent”) as outlined in the foregoing chart:

Dates:	Monthly Base Rent:	Yearly Base Rent:
Sublease Year 1	$197,087.43	$2,365,049.20
Sublease Year 2	$203,000.06	$2,436,000.68

For purposes of this Sublease, “Sublease Year” shall mean each successive twelve (12) month period during the Term, with the first such Sublease Year commencing on the Term Commencement Date and each successive Sublease Year commencing on the next succeeding anniversary of the Term Commencement Date; provided, however, (i) the final Sublease Year shall expire on the Termination Date, and (ii) if the Term Commencement Date does not occur on the first day of a calendar month, then the first Sublease Year shall include the partial calendar month in which the first anniversary of the Term Commencement Date occurs, and the remaining Sublease Years shall be the successive twelve (12) month periods following the end of the first Sublease Year.

(b) Base Rent and recurring payments of Additional Rent (as hereinafter defined) shall be payable in equal monthly installments, in advance, on the second to last business day of each and every calendar month during the term of this Sublease immediately preceding the date that payment of Base Rent for the corresponding month is due from Sublandlord to Master Landlord under the Master Lease. Payments of Base Rent shall be paid to Sublandlord at Sublandlord’s address set forth above or at such other place as Sublandlord shall from time to time designate in immediately available funds, without notice, demand, deduction or offset. Base Rent and Additional Rent for any partial month shall be pro-rated on a daily basis.

3.2 Additional Rent. All amounts other than Base Rent that are due to Sublandlord from Subtenant under this Sublease are hereinafter referred to collectively as “Additional Rent,” and Base Rent and Additional Rent may be referred to collectively as “Rent.”

(a) Operating Costs and Taxes. During the Term, Subtenant shall pay to Sublandlord, as Additional Rent in the manner and at the same time as set forth in Section 3.1(b) above with respect to Base Rent, Subtenant’s Share (as hereinafter defined) of (i) Operating Costs (as such term is defined in Section 5.2(a) of the Master Lease), and (ii) Taxes (as such term is defined in Section 5.3(a) of the Master Lease), as may be charged through to Sublandlord pursuant to Article 5 of the Master Lease. As used herein, the term “Subtenant’s Share” shall mean 49%. Sublandlord shall, within a reasonable period of time after Sublandlord receives corresponding notices or statements from Master Landlord of the estimated monthly payments of Additional Rent due under Article 5 of the Master Lease for the Premises, provide to Subtenant a good faith estimate of the Additional Rent payable from Subtenant under this Section 3.2(a) for any calendar year (or part thereof) during the Term of this Sublease that such amounts are due and Subtenant shall pay to Sublandlord, at the times and in the manner set forth in Section 3.1(b) above with respect to Base Rent, an amount equal to 1/12th of such estimated Additional Rent due for such calendar year or part thereof. Within thirty (30) days following receipt by Sublandlord of Master Landlord’s annual reconciliation statement of Operating Costs and Taxes, as applicable, Sublandlord will send to Subtenant a statement together with relevant, non-confidential documentation, establishing the actual Operating Costs and Taxes payment, as applicable, for such year. If Subtenant has paid more in estimated Additional Rent under this Section than the actual amount due from Subtenant for the applicable year, Sublandlord shall credit such excess against subsequent obligations of Subtenant for Rent and Additional Rent (or refund such excess to Subtenant within thirty (30) days if the Term of this Sublease has ended and Subtenant has no further obligation to Sublandlord). If Subtenant has paid less than the actual Additional Rent due under this Section 3.2(a), Subtenant shall pay any deficiency to Sublandlord within thirty (30) days following receipt of the reconciliation documentation from Sublandlord. Subtenant shall have no independent right to audit the books and records of Master Landlord, but in the event that Sublandlord elects in its sole discretion to audit the books and records of the Master Landlord with respect to any payment of Additional Rent, Sublandlord agrees to provide Subtenant with copies of any such books and records, provided that Subtenant agrees to sign any reasonable confidentiality agreement required by Master Landlord. Notwithstanding the generality of the foregoing, Sublandlord shall, upon the reasonable written request of Subtenant and consistent with the rights accorded to Sublandlord under the Master Lease, request an audit of Master Landlord’s books and records, which requested audit shall be performed at Subtenant’s sole cost and expense.

(b) Electricity. Commencing on the Term Commencement Date, and continuing throughout the remainder of the Term or such later date as Subtenant or anyone claiming by, through or under Subtenant remains in occupancy, Subtenant shall pay to Sublandlord, as Additional Rent, an amount equal to Subtenant’s Share of the electricity billed to Sublandlord pursuant to Section 9.1 of the Master Lease, within thirty (30) days after delivery to Subtenant of an invoice therefor.

(c) Additional Charges and Shared Services. Subtenant shall also be responsible for its own utilities to the extent separately metered, for all common utility costs payable on account of the Subleased Space and the Subtenant’s Share of the Shared Areas, and for its own telephone, facsimile transmitter, internet access, IT infrastructure, photocopier, and its other business expenses. To the extent that any utilities are payable by Sublandlord pursuant to the Master Lease that are not separately metered to the Subleased Space, Subtenant shall be responsible for Subtenant’s Share of such expenses. In addition, if Subtenant shall procure any additional services from Master Landlord, including without limitation after-hours HVAC, or if additional rent or other sums are incurred for Subtenant’s sole benefit, including, without limitation, extra janitorial services, repairs and replacements to the Subleased Space, Shared Areas or the Premises caused or permitted by Subtenant. In addition, Sublandlord shall provide certain shared services as enumerated on Exhibit B attached hereto, which shared services may be revised or amended by mutual agreement as between the parties (collectively, the “Shared Services”). The Shared Services shall be allocated on an equitable basis, consistently applied and, where applicable, on a basis consistent with that set forth on said exhibit. Subtenant shall pay Sublandlord, within thirty (30) days after receipt of written demand from Sublandlord, the full amount of any charge, fee, cost, sum or expense which Sublandlord pays or incurs for the provision of, or in connection with, any services or supplies provided to or for the Subleased Space. Sublandlord will provide any reasonable backup documentation and support (including, but not limited to, invoices for services), to Subtenant for the cost of such Shared Services upon Subtenant’s request.

Any rent or other sums payable by Subtenant to Sublandlord under this Section 3.2 shall constitute and be due as “Rent.”

3.3 Abatement of Rent Under Master Lease. Notwithstanding anything in this Sublease to the contrary, if the rent due under the Master Lease with respect to the Subleased Space is abated in whole or in part during the Term pursuant to the terms of Section 10.7(a) or Section 15.3 of the Master Lease, or any other applicable provision of the Master Lease, then the Base Rent and Additional Rent due under this Sublease shall abate for the same period and to the same extent as the rent for the Premises is abated pursuant to such Section 10.7(a) or Section 15.3, or any other provision of the Master Lease, as applicable.

4. Use. The Subleased Space shall be used for the Permitted Uses (as such term is defined in the Lease Summary Sheet of the Master Lease), all in accordance with the terms of the Master Lease. The Subleased Space shall not be used for any other purpose. Subtenant shall at all times comply with the SOPs and any other commercially reasonable general health and safety or laboratory operating procedures, emergency, evacuation or security procedures or rules and regulations of Sublandlord, with respect to the Subleased Space, Shared Areas, or any portion of the Premises. In accessing the Premises and Subleased Space, Sublandlord will work with Subtenant and a third party vendor, Inspired Technologies, to create separate administrator accounts for each company and ensure door access control to their dedicated labs and offices are each secured and controlled by only the respective Sublandlord and Subtenant parties. Both Sublandlord and Subtenant will have access to the shared access doors to common areas and full reporting access. Should Subtenant choose to have additional security access control points installed within their dedicated labs or offices, Sublandlord will make best efforts to support and accommodate these changes. Any costs associated with such changes shall be the responsibility of Subtenant.

5. Master Lease

5.1 Compliance. Except to the extent otherwise provided in this Sublease, Subtenant covenants and agrees to assume, perform and observe all the terms, covenants and conditions required to be performed by Sublandlord, as Tenant under the Master Lease, with respect to the Subleased Space and to the extent such Master Lease provisions are incorporated herein, except to the extent such terms, covenants and conditions conflict with the terms of this Sublease and specifically excluding the obligations to pay the Base Rent due under the Master Lease. Subtenant further agrees that Subtenant’s performance of all such obligations shall be performed by Subtenant for the benefit of Sublandlord as well as for the benefit of Master Landlord, and that Sublandlord shall have, with respect to Subtenant, this Sublease and the Subleased Space, all of the rights and benefits provided to Master Landlord by the Master Lease.

5.2 Subordination. Subtenant covenants and agrees that this Sublease is expressly made subject and subordinate in all respects to (i) the Master Lease and to all of its terms, covenants and conditions (including without limitation those provisions not incorporated herein by reference, as set forth in Section 1.2 above of this Sublease); and (ii) any and all matters to which the tenancy of Sublandlord, as tenant under the Master Lease, is or may be subordinate. Subtenant shall not do, or permit or suffer to be done, any act or omission by Subtenant, its agents, employees, contractors or invitees which is prohibited by the Master Lease, or which would constitute a violation or default thereunder, or result in a forfeiture or termination of the Master Lease or render Sublandlord liable for damages, fines, or penalties under the Master Lease. Should the Master Lease expire or terminate during the Term for any reason, this Sublease shall terminate on the date of such expiration or termination of the Master Lease, with the same force and effect as if such expiration or termination date had been specified in this Sublease as the Termination Date and Sublandlord shall have no liability to Subtenant in the event of any such expiration or termination unless such termination is solely and directly caused by the gross negligence or willful misconduct of Sublandlord.

5.3 Benefits of Master Lease. As long as this Sublease is in full force and effect, Subtenant shall be entitled, with respect to the Subleased Space, to the benefit of Master Landlord’s obligations and agreements to furnish utilities and other services to the Subleased Space (and to the tenant thereof) and to repair and maintain the Building and all other obligations of Master Landlord under the Master Lease. Notwithstanding anything provided herein or the Master Lease to the contrary, including the incorporation into this Sublease of the relevant sections of the Master Lease, Subtenant acknowledges and agrees that Sublandlord shall not be obligated to furnish any services or utilities of any nature whatsoever or be responsible for the performance of any of Master Landlord’s covenants or obligations under the Master Lease, and shall not be liable in damages or otherwise for any negligence of Master Landlord or for any damage or injury suffered by Subtenant as a result of any act or failure to act by Master Landlord, or any default by Master Landlord in the performance of its obligations under the Master Lease. Sublandlord shall not be bound by and expressly does not make any of the indemnifications, representations or warranties, if any, made by Master Landlord under the Master Lease. If Master Landlord shall default in the performance of its obligations under the Master Lease, Sublandlord, upon receipt of written notice thereof from Subtenant, shall use commercially reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease and to enforce the terms thereof, provided such commercially reasonable efforts shall not require Sublandlord to expend any money or commence any litigation to cause Master Landlord to perform its obligations under the Master Lease. As a condition to Sublandlord exercising any efforts to enforce Master Landlord’s obligations, Sublandlord may require Subtenant to make an advance deposit with Sublandlord of an amount reasonably estimated to reimburse Sublandlord for its costs in connection with such efforts.

5.4 Liability of Sublandlord.

(a) Sublandlord shall not incur any liability whatsoever to Subtenant for any injury, inconvenience, incidental or consequential damages incurred or suffered by Subtenant as a result of the exercise by Master Landlord of any of the rights reserved to Master Landlord under the Master Lease, nor shall such exercise constitute a constructive eviction or a default by Sublandlord hereunder. Except as otherwise set forth herein, Subtenant’s obligations to pay Base Rent, Additional Rent and any other charges due under this Sublease shall not be reduced or abated in the event that Master Landlord fails to provide any service, to perform any maintenance or repairs, or to perform any other obligation of Master Landlord under the Master Lease, except if and only to the extent that Sublandlord’s obligation to pay Base Rent, Additional Rent and other charges under the Master Lease with respect to the Subleased Space is actually reduced or abated as a result of Master Landlord’s failure. To the fullest extent permitted by law, Sublandlord shall not be liable to Subtenant for any injury or damage to persons or property, any loss or claim or any interruption of Subtenant’s operations or use of the Subleased Space or Shared Areas or failure to provide any Shared Services unless any such injury, damage, loss, claim or interruption is due to Sublandlord’s gross negligence or willful misconduct. If there is any interruption of Shared Services, or of Subtenant’s operations or use of the Subleased Space or Shared Areas, then Subtenant shall give Sublandlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Subtenant shall not claim that it has been constructively evicted or is entitled to an abatement of the Rent. Subtenant waives any right of offset against Subtenant’s fee obligations that may be provided by any statute or rule of law in connection with Sublandlord’s duties under this Sublease.

5.5 Approvals and Consents. In all provisions of the Master Lease requiring the approval or consent of, or notice to, Master Landlord, Subtenant shall be required to obtain the approval or consent of, or provide notice to, both Master Landlord and Sublandlord. If Sublandlord is obligated to be reasonable with respect to any approval or consent required under the terms of this Sublease, in addition to and without limitation of any reasons set forth in the Master Lease for which Sublandlord may withhold consent, Sublandlord shall not be deemed to be unreasonable in withholding such consent if Master Landlord withholds its consent thereto and Sublandlord shall have no liability to Subtenant for any loss, damage or injury in the event that Master Landlord withholds its consent. In the event Subtenant requires consent from Master Landlord, Sublandlord agrees to make commercially reasonable efforts to obtain the same, provided such commercially reasonable efforts shall not require Sublandlord to expend any money to third parties (including Master Landlord), or increase its obligations or decrease its rights under the Master Lease, unless Subtenant agrees to bear the cost of such expenditure or to assume the increased obligation.

5.6 Quiet Enjoyment. Sublandlord covenants that, subject to the terms and conditions of the Master Lease and this Sublease, if and so long as Subtenant keeps and performs each term and condition herein contained on its part to be kept and performed, Subtenant shall not be disturbed in the enjoyment of the Subleased Space by Sublandlord or by anyone claiming by, through or under Sublandlord.

5.7 Sublandlord Covenants and Representations.

(a) Sublandlord covenants and agrees that Sublandlord: (i) shall cause all rent to be paid under the Master Lease as and when due and payable under the Master Lease; (ii) shall observe and perform the other terms, provisions, covenants and conditions of the Master Lease to be observed and performed by Sublandlord, except and to the extent that such terms, provisions, covenants and conditions are assumed by Subtenant hereunder; (iii) shall not voluntarily terminate the Master Lease except pursuant to a right of termination arising out of casualty or condemnation expressly set forth in the Master Lease and shall not amend the Master Lease in a manner adverse to Subtenant in any material respect; and (iv) shall not take any action or fail to perform any act that results in a breach or default under the Master Lease to the extent any such failure to perform such act adversely affects the rights of Subtenant under this Sublease, including, without limitation, the right of Subtenant to receive all services, utilities, repairs and restorations to be provided by Master Landlord to Sublandlord under the Master Lease with respect to the Subleased Space or the ability of Subtenant to seek or obtain the approval or consent of Master Landlord or the right of Subtenant to use and occupy the Subleased Space for the purposes set forth in this Sublease. Sublandlord shall provide Subtenant with such notices as required pursuant to Section 5.8 and Section 17 related to the Subleased Space. Subject to the consent of Master Landlord (which may be withheld in Master Landlord’s sole discretion), the parties agree to work cooperatively to obtain a recognition and attornment agreement from Master Landlord running in favor of Subtenant, it being acknowledged that the failure to obtain such recognition and attornment agreement shall not affect the validity of this Sublease, nor the rights of obligations of the parties pursuant to this Sublease.

(b) Sublandlord represents and warrants to Subtenant that:

i. Sublandlord has not received any written notice of default under the Master Lease, except for any defaults that Sublandlord has cured and Master Landlord is no longer claiming to exist, and to the actual knowledge, without any investigation, of Sublandlord, Sublandlord is not in default of any of Sublandlord’s obligations under the Master Lease, including any repair and maintenance obligations of any base building systems;

ii. Sublandlord has not sent to Master Landlord any written notice stating that Master Landlord is in default of any of Master Landlord’s obligations under the Master Lease, and to the actual knowledge, without any investigation, of Sublandlord, Master Landlord is not in default of any of Master Landlord’s obligations under the Master Lease;

iii. Sublandlord has not received any written notice that any work is required under the Master Lease or by applicable law to be done in the Subleased Space;

iv. Sublandlord has not received any written notice of violation of any laws, ordinances, codes, rules, regulations or requirements affecting the Subleased Space; and

v. All Base Rent, Additional Rent including payments on account of Taxes and Operating Costs due or payable pursuant to the Master Lease are paid in full through and including June 30, 2022.

5.8 Copies of Notices. Whenever a notice is given or received pursuant to the Master Lease by or to Sublandlord or Subtenant which has relevance to the Subleased Space, Sublandlord and Subtenant each agree promptly to provide the other with a copy of such notice.

6. Signage and Telecommunications.

6.1 Signage. Sublandlord shall provide Subtenant with Building standard signage in all tenant directories, provided the same is in accordance with Master Landlord’s signage program and subject to Master Landlord’s prior written consent. Subject to Master Landlord’s prior written approval (and so long as the same does not reduce Sublandlord’s signage rights granted to Sublandlord), and in accordance with all requirements of the Master Lease (including Section 12.2(a)), Subtenant shall be entitled to request, at Subtenant’s sole cost and expense, that Master Landlord list Subtenant’s name on each of the two (2) exterior monument signs for the Building. All signage shall comply with the terms of the Master Lease and with all federal, state and local rules, regulations, statutes, and ordinances at all times during the Term.

6.2 Telecommunications. Subtenant shall be responsible, at Subtenant’s sole cost and expense, for arranging for all telecommunications and data transmission services to the Subleased Space with the approved service providers for the Building; provided, however, Sublandlord shall work with Subtenant and a third party vendor, GreenPages, to design and implement a separate and secure virtual private network dedicated to Subtenant’s and Subtenant’s guest use only (“Subtenant’s Network”). Subtenant may use a 3rd party vendor of their choosing to support the design and implementation of Subtenant’s Network. Subtenant’s Network will run over Sublandlord owned hardware and Internet Service Provider but will be logically segmented to allow private and secure access only to the Subtenant and their guests. Subtenant’s Network will be for wired and wireless access in both the lab and office locations. Costs associated with Subtenant’s Network, including the design and segmentation of the same, will be solely the responsibility of Subtenant. Subtenant will pay Subtenant’s Share of any licensing and maintenance costs on the physical equipment as well as Internet Service Provider costs during the Term. If and to the extent Sublandlord is provided a credit for any extended outage period, such credit shall be proportionately passed through to Subtenant. It is intended that any licensing and maintenance costs as aforesaid are passed through without markup by Sublandlord. Subtenant shall be responsible for its own separate computer workstations and shall be solely responsible for maintaining the security of its own data and files. In no event shall Sublandlord be liable to Subtenant for any damages in the event of a failure of the Subtenant’s Network or Sublandlord’s network or a breach of the Subtenant’s Network or Sublandlord’s network by a third party. Should the subtenant choose to transition from the shared internet access and/or hardware model and install their own service and hardware, Sublandlord will make best effort accommodations to allow for physical installation, segmentation, and cabling of devices. Any costs associated with this transition will be the responsibility of the Subtenant. Any further terms and conditions related to Subtenant’s Network and the implementation of the same as set forth in this Section 6.2 may be dealt with by the parties pursuant to a separate services agreement.

Subtenant shall, at Subtenant’s sole cost and expense, remove all wiring, cabling and other installations made by or on behalf of Subtenant in the Building on or before the expiration or earlier termination of the Term of this Sublease, including associated with Subtenant’s Network. Subtenant’s Network shall be subject to the terms and conditions of the Master Lease, including obtaining Master Landlord’s prior written approval in accordance with Article 12 of the Master Lease and Sublandlord’s approval in accordance with Section 10 hereof.

Sublandlord shall provide access to the existing MDF room within the Premises for Subtenant’s use. Subtenant shall not solicit, suffer, or permit other tenants or occupants of the Building to use Subtenant’s Network or any other communications service, including, without limitation, any wired or wireless Internet service that passes through, is transmitted through, or emanates from the Subleased Space. Subtenant agrees that Subtenant’s communications equipment and the communications equipment of Subtenant’s service providers and contractors retained to service the Subleased Space and Subtenant’s Network, including, without limitation, any antennas, switches, cables, or other equipment (collectively, “Subtenant’s Communications Equipment”) shall be of a type and, if applicable, a frequency, that will not cause radio frequency, electromagnetic, or other interference to any other party or any equipment of any other party including, without limitation, Sublandlord, other tenants, or occupants of the Building or any other party, or in violation of FCC specifications concerning radio frequency interference (hereinafter referred to as “RFI ”). In the event that Subtenant’s Communications Equipment causes or is believed to cause any such prohibited RFI, upon receipt of notice from Sublandlord or Master Landlord of such interference, Subtenant will take all steps necessary to correct and eliminate the interference. If the prohibited RFI is not eliminated within twenty-four (24) hours (or a shorter period if Sublandlord or Master Landlord believes a shorter period to be appropriate) then, upon request from Sublandlord or Master Landlord, Subtenant shall shut down Subtenant’s Communications Equipment pending resolution of the interference, with the exception of intermittent testing upon prior notice to and with the approval of Sublandlord and Master Landlord, as applicable.

7. Security Deposit.

7.1 Amount. Upon execution of this Sublease by Subtenant, Subtenant shall deliver to Sublandlord readily available funds in the amount of $394,174.87 (the “Security Deposit”) which shall be maintained by Sublandlord in a separate account identified as Subtenant’s security deposit held in accordance with this Sublease. Subtenant shall be entitled to replace the cash Security Deposit held hereunder with a Letter of Credit which meets the requirements for a Letter of Credit as set forth in Article 7 of the Master Lease (except that the amount of the Letter of Credit shall be $394,174.87 as set forth in this Sublease). In the event Subtenant submits a conforming Letter of Credit to Sublandlord, Sublandlord shall thereafter return any cash Security Deposit held hereunder within fifteen (15) days of receipt of such confirming Letter of Credit.

7.2 Use. If Subtenant fails to pay Rent or any other sums as and when due under this Sublease, or otherwise defaults and/or fails to perform with respect to any provision of this Sublease in either case in excess of applicable notice and cure periods, Sublandlord may (but shall not be obligated to) use, apply, or retain all or any portion of the Security Deposit to: (a) pay any sum for which Subtenant is obligated; (b) compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby including, without limitation, any future cost to repair damage to the Subleased Space or to clean the Subleased Space at the end of the Term; or (c) pay or reimburse Sublandlord for any other loss or damage caused by the act or omission of Subtenant or Subtenant’s officers, agents, employees, independent contractors or invitees. Any use, application, or retention of the Security Deposit shall not constitute a waiver by Sublandlord of its rights to enforce its other remedies under this Sublease, at law, or in equity.

7.3 Restoration. If any portion of the Security Deposit is so used or applied, Subtenant shall, within ten (10) days after delivery of written demand from Sublandlord, restore the Security Deposit to its original amount. Subtenant’s failure to do so shall constitute a material breach of this Sublease, and in such event Sublandlord may elect, in addition to other remedies, to terminate this Sublease.

7.4 No Interest; Return. Sublandlord shall not be a trustee of the Security Deposit, and shall not be required to keep the Security Deposit separate from its other accounts. Sublandlord alone shall be entitled to any interest or earnings thereon and Sublandlord shall have the free use of same. If Subtenant fully and faithfully performs all of its obligations under this Sublease, then so much of the Security Deposit as remains shall be returned to Subtenant (without payment of interest or earnings thereon) within 45 days after expiration of the Term or sooner termination of this Sublease.

8. Delivery Condition of the Subleased Space.

8.1 AS IS. Sublandlord delivers the Subleased Space to Subtenant in its “AS IS” condition with all faults and without any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Subleased Space for Subtenant’s occupancy or to pay any money to prepare the Subleased Space for Subtenant’s occupancy. Except as otherwise set forth in this Sublease, Subtenant acknowledges that Sublandlord has made no warranty or representation, express or implied, as to the present or future condition of the Subleased Space or the fitness and availability of the Subleased Space for any particular use or any other matter relating to this Sublease by Sublandlord, Master Landlord, Sublandlord’s or Subtenant’s Brokers or any other parties and Subtenant has relied upon its own examination of the Subleased Space in entering into this Sublease. By taking possession of the Subleased Space, Subtenant accepts the Subleased Space in its “AS IS” condition, subject to all applicable zoning, municipal, county, state and federal laws, ordinances, and regulations governing and regulating the use of the Subleased Space and any covenants or restrictions of record. Notwithstanding the foregoing Sublandlord agrees that all the basic utility systems serving Subleased Space which are within Sublandlord’s control, and all of the Shared Services systems, shall be in good operating order and condition as of the Term Commencement Date.

9. Furniture.

9.1 Sublandlord’s Furniture. Subtenant shall have, as appurtenant to the Subleased Space, the use of the furniture, fixtures and equipment located in the Subleased Space as of the Term Commencement Date and more fully shown on the inventory attached hereto as Exhibit B (collectively, the “Furniture”) during the Term. Subtenant agrees to take all actions necessary or appropriate to ensure that the Furniture shall be and remain personal property, and nothing in this Sublease shall be constituted as conveying to Subtenant any interest in the Furniture other than its interest as a Subtenant. The Furniture shall be used by Subtenant only at the Subleased Space and in the ordinary conduct of its business. Subtenant shall, at its expense, repair, maintain and replace the Furniture so that it will remain in the same condition as when delivered to Subtenant, ordinary wear and tear from proper use excepted. In addition, Subtenant hereby assumes all other risks and liabilities, including without limitation personal injury or death and property damage, arising with respect to the Furniture (unless through Sublandlord’s gross negligence or willful misconduct), howsoever arising, in connection with any event occurring prior to such Furniture’s return in accordance herewith. In addition, as Sublandlord is not the manufacturer or vendor of the Furniture, it makes no other representation or warranty, express or implied, as to any matter whatsoever, including without limitation the design or condition of the Furniture, its merchantability, durability, suitability or fitness for any particular purpose, the quality of the material or workmanship of the Furniture, or the conformity of the Furniture to the provisions or specifications of any purchase order relating thereto, and Sublandlord hereby disclaims any and all such representations and warranties. At the expiration or earlier termination of the Term, Subtenant shall return the Furniture to Sublandlord in the condition required hereunder.

9.2 Subtenant’s FF&E. Subtenant acknowledges and agrees that Sublandlord is not obligated to provide any other furniture, furnishings, or equipment in the Subleased Space other than Sublandlord’s Furniture, and Subtenant agrees that it will be solely responsible for providing any other furniture, furnishings, and equipment necessary for Subtenant’s occupancy (“Subtenant’ s FF& E”). Prior to expiration of the Term or earlier termination of this Sublease, Subtenant shall remove all of Subtenant’s FF&E and restore the Subleased Space to the same condition as of the Term Commencement Date, excepting only ordinary wear and tear (this exception will not apply to any condition resulting from misuse or improper care or maintenance of the Subleased Space by Subtenant or its agents, employees, contractors or invitees), damage by fire or other casualty, and repairs for which Subtenant is not responsible under the terms of this Sublease. If Subtenant fails to remove Subtenant’s FF&E and restore the Subleased Space, then Sublandlord shall have the right to do so, and charge Subtenant the actual costs therefor, plus a service charge of ten percent (10%) of the costs incurred by Sublandlord.

10. Repairs; Alterations

10.1 Approval Required. Subtenant at its own cost shall keep the Subleased Space in good condition and repair and in accordance with the applicable terms of the Master Lease. Subtenant shall not perform or cause to be performed any interior or exterior improvements to the Subleased Space (“Subtenant Alterations”) without the prior written consent of Master Landlord (in accordance with the terms of the Master Lease), and Sublandlord, to be granted or withheld in Sublandlord’s sole but reasonable discretion. Subtenant shall reimburse Master Landlord and Sublandlord for all costs they may incur in connection with reviewing Subtenant’s proposed Subtenant Alterations, including, without limitation, Master Landlord’s and Sublandlord’s reasonable third party out of pocket engineer’s, architects, attorney’s and other consultants’ fees and costs.

10.2 Sublandlord Conditions to Approval. If Master Landlord and Sublandlord do approve the proposed Subtenant Alterations in addition to all the requirements of the Master Lease, Sublandlord may impose as a condition to its consent such requirements as Sublandlord may deem reasonable and desirable, including without limitation the requirement that Subtenant’s contractors and subcontractors or all tiers be approved by Sublandlord. Subtenant shall pay the full cost of designing and constructing the Subtenant Alterations and shall keep the Subleased Space and the Building free from any liens arising out of work performed, materials furnished or obligations incurred by or on behalf of Subtenant. In accordance with the incorporated provisions of the Master Lease, Subtenant shall provide Master Landlord and Sublandlord with: (a) copies of all permits obtained by Subtenant in connection with performing the Subtenant Alterations, prior to commencing construction; and (b) meet all requirements provided for in the Master Lease or as may be provided by Master Landlord for construction rules and regulations.

10.3 Removal. Prior to expiration of the Term or earlier termination of this Sublease, if Sublandlord so directs, Subtenant shall remove all of the Subtenant Alterations and restore the Subleased Space to the same condition as of the Term Commencement Date, ordinary wear and tear excepted (this exception will not apply to any condition resulting from misuse or improper care or maintenance of the Subleased Space by Subtenant or its agents, employees, contractors or invitees). If Subtenant fails to remove the Subtenant Alterations and restore the Subleased Space, then Sublandlord shall have the right to do so, and charge Subtenant the actual costs therefor, plus a service charge of ten percent (10%) of the costs incurred by Sublandlord. Subtenant may request in writing to Sublandlord at the time Subtenant presents any plans to Sublandlord for review that Sublandlord designate whether Sublandlord will require that the proposed alterations shown on the plans be removed at the expiration or earlier termination of the Term of this Sublease and, if such so requested in writing, Sublandlord agrees, if expressly requested by Subtenant in writing, to make such designation at the time Sublandlord reviews and responds to Subtenant’s plans, provided, however, Sublandlord may defer notification until Master Landlord responds to such request in accordance with the terms of the Master Lease.

11. Parking. Per Section 1.3(b) of the Master Lease, Subtenant shall have the right to use up to seventy-five (75) Parking Spaces on an unreserved basis. Subtenant’s use of the Parking Spaces shall be in accordance with the terms and conditions of the Master Lease.

12. Assignment or Subleasing

12.1 Consent Required. Notwithstanding any provision of the Master Lease to the contrary, Subtenant shall have no right to assign this Sublease or further sublease the Subleased Space without the written consent of Sublandlord and Master Landlord (in accordance with the terms of the Master Lease), which consent Sublandlord shall not unreasonably withhold, condition or delay, and which Master Landlord’s may withhold in accordance with the Master Lease. Sublandlord shall have the rights set forth in Article 13 of the Master Lease with respect to any assignment or sublease of the Subleased Space and notwithstanding anything in the Master Lease to the contrary, Sublandlord shall have the right to exercise the rights set forth in Section 13.2 of the Master Lease.

12.2 Form of Document. Every assignment, agreement, or sublease shall contain such terms and conditions as shall be reasonably requested by Sublandlord’s attorneys, and recite that: (a) it is and shall be subject and subordinate to the provisions of this Sublease and the Master Lease; (b) the assignee or subtenant assumes Subtenant’s obligation hereunder; and (c) the termination of this Sublease shall, at Sublandlord’s sole election, constitute a termination of every such assignment or sublease.

12.3 No Release of Subtenant. Regardless of Sublandlord’s and Master Landlord’s consent, no subletting or assignment shall release Subtenant of Subtenant’s obligation or alter the primary liability of Subtenant to pay the Rent and to perform all other obligations to be performed by Subtenant under this Sublease. The acceptance of Rent by Sublandlord from any other person shall not be deemed to be a waiver by Sublandlord of any provision of this Sublease. In the event of default by Subtenant or any successor or assignee which remains uncured after any applicable notice and cure periods, if any, Sublandlord may proceed directly against Subtenant without the necessity of exhausting remedies against such assignee, subtenant or successor.

12.4 Default. An involuntary assignment which remains uncured after the applicable notice and cure periods set forth in this Sublease shall constitute a Default by Subtenant and in such event Sublandlord may elect, in addition to other remedies, to terminate this Sublease. If this Sublease is terminated, it shall not be treated as an asset of Subtenant.

13. Insurance. Subtenant, at its sole cost and expense, shall procure and maintain during the Term all insurance types and coverages required to be maintained by the Tenant under the Master Lease with respect to the Subleased Space. Sublandlord and Master Landlord shall be named as additional insureds on all such insurance policies except with respect to coverages solely on Subtenant’s furniture, equipment and other personal property in the Subleased Space. Subtenant hereby agrees that the property damage insurance carried by Subtenant hereunder shall provide for the waiver by the insurance carrier of any right of subrogation against Sublandlord and Master Landlord, and Subtenant further agrees that, with respect to any damage to property, the loss of which is covered by insurance carried by Subtenant or which would have been covered by the insurance coverages required to be carried by Subtenant under this Sublease, Subtenant releases Sublandlord and Master Landlord from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto.

14. Indemnity. Subtenant’s indemnity obligations under the Master Lease which are incorporated by reference herein shall protect both Sublandlord and the other parties referenced in the Master Lease.

15. Default

15.1 Default Described. The occurrence of any of the following shall constitute a material breach of this Sublease and a “Default” by Subtenant: (a) failure to pay Rent or any other amount within three (3) business days after the date it is due (a “monetary default”); (b) all those items of default set forth in the Master Lease which remain uncured after the cure period provided in the Master Lease, less three (3) business days; and/or (c) Subtenant’s failure to perform timely and subject to any cure periods any other material provision of this Sublease or the Master Lease as incorporated herein. Notwithstanding the provisions of clause (a) above to the contrary, Sublandlord agrees that, with respect to the first instance per calendar year on which there is a monetary default, Sublandlord will provide Subtenant with a written notice that such payment was not received and such failure will not constitute a Default of Subtenant unless such failure to pay is not cured within three (3) business days after receipt of such notice from Sublandlord. Other than the first monetary default per calendar year, Sublandlord will not be required to provide Subtenant with a notice of nonpayment as to any other monetary default by Subtenant during that same calendar year before such monetary default will constitute a Default by Subtenant under this Sublease.

15.2 Sublandlord’s Remedies. Sublandlord shall have, on account of any Default by Subtenant, all of the rights and remedies set forth in the Master Lease as if Sublandlord is Master Landlord. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law. Subtenant hereby expressly waives any and all rights of redemption to which it may be entitled by or under any present or future laws in the event Sublandlord shall obtain a judgment for possession of the Subleased Space.

15.3 No Waiver. Sublandlord may accept Subtenant’s payments without waiving any rights under the Sublease, including rights under a previously served notice of default. No payment by Subtenant or receipt by Sublandlord of a lesser amount than any installment of Rent or other sums due shall be deemed as other than a payment on account of the amount due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Sublandlord may accept such check or payment without prejudice to Sublandlord’s right to recover the balance of such Rent or other sums, or pursue any other remedy provided in this Sublease, at law or in equity. If Sublandlord accepts payments after serving a notice of default, Sublandlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Subtenant any further notice or demand. Furthermore, Sublandlord’s acceptance of Rent from Subtenant when Subtenant is holding over without express written consent does not convert Subtenant’s tenancy from a tenancy at sufferance to a month-to-month tenancy. No waiver of any provision of this Sublease shall be implied by any failure of Sublandlord to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Sublandlord of any provision of this Sublease must be in writing. Such waiver shall affect only the provisions specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Sublandlord shall impair such right or remedy or be construed as a waiver thereof by Sublandlord. No act or conduct of Sublandlord, including, without limitation the acceptance of keys to the Subleased Space shall constitute acceptance or the surrender of the Subleased Space by Subtenant before the Termination Date. Only written notice from Sublandlord to Subtenant of acceptance shall constitute such acceptance or surrender of the Subleased Space. Sublandlord’s consent to or approval of any act by Subtenant which requires Sublandlord’s consent or approval shall not be deemed to waive or render unnecessary Sublandlord’s consent to or approval of any subsequent act by Subtenant.

15.4 Right to Cure. If Subtenant shall at any time during the Term fail to perform any of the obligations, conditions or covenants of this Sublease or the Master Lease within any applicable notice and cure period, Sublandlord shall have the right, but not the obligation, to immediately perform any such obligation, condition or covenant in order to protect Sublandlord’s leasehold interest. In the event Sublandlord suffers any cost or expense as a result of such performance, Subtenant shall reimburse Sublandlord for all such cost or expense, and any sum not paid within ten (10) days after Subtenant receives written demand for reimbursement shall bear interest at the interest rate set forth in Section 5.4(a) the Master Lease from the expiration of such ten (10) day period to the date of reimbursement by Subtenant.

15.5 Sublandlord Default. For purposes of this Sublease, Sublandlord shall not be deemed in default hereunder unless and until Subtenant shall first deliver to Sublandlord thirty (30) days’ prior written notice, and Sublandlord shall fail to cure said default within such thirty (30) day period, or in the event Sublandlord shall reasonably require in excess of thirty (30) days to cure such default, shall fail to commence said cure with such thirty (30) day period, and thereafter diligently to prosecute the same to completion.

16. Brokers. Pursuant to separate agreements, Sublandlord agrees to pay a broker’s commission to Cushman & Wakefield and JLL (“Brokers”). Sublandlord and Subtenant each represent and warrant to the other that, except for the Brokers, it has had no dealings with any real estate brokers or agents in connection with this Sublease, and it knows of no real estate broker or agent who is entitled to a commission, finder’s fee or similar compensation in connection with this Sublease. Except for the Brokers, Sublandlord and Subtenant each shall defend, indemnify and hold the other harmless from and against all liabilities and expenses (including reasonable attorney’s fees and costs) arising from any claims for a commission, finder’s fees or similar compensation based on the indemnitor’s dealings or contacts in connection with this Sublease.

17. Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing and shall be: (a) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”); (b) transmitted by electronic mail (“email”), if such email is promptly followed by a Notice sent by one of the other methods permitted hereunder; (c) delivered by a nationally recognized overnight courier; or (d) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Subtenant at the addresses set forth below, or to such other place as Subtenant may from time to time designate in a Notice to Sublandlord, or to Sublandlord at the addresses set forth below, or to such other places as Sublandlord may from time to time designate in a Notice to Subtenant. Any Notice will be deemed given: (i) five (5) days after the date it is posted if sent by Mail; (ii) the date the email is transmitted; (iii) the date the overnight courier delivery is made; or (iv) the date personal delivery is made. Any Notice given by an attorney on behalf of Sublandlord shall be considered as given by Sublandlord and shall be fully effective. Any Notice given by an attorney on behalf of Subtenant shall be considered as given by Subtenant and shall be fully effective. As of the date of this Sublease, any Notices to Sublandlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Frequency Therapeutics, Inc.

75 Hayden Avenue, Suite 300

Lexington, MA 02421

Attention: Richard Mitrano

As of the date of this Sublease, any Notices to Subtenant must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Prior to the Term Commencement Date:

8 Cabot Rd

Woburn, MA 01801

and following the Term Commencement Date:

At the Premises, Attention: Chief Financial Officer

Each party to this Sublease shall send to the other party copies of any and all notices and other communications it shall send to and receive from Master Landlord relating to the Subleased Space. Either party may designate different addresses for notice to such party by delivery of written notification of such changes to the other party in accordance with the notice provisions of this Sublease.

18. Surrender. Subtenant shall keep the Subleased Space, and every part thereof, in good order and repair and Subtenant shall surrender the Subleased Space at the expiration or earlier termination of the Term of this Sublease in the same condition as when received, excepting only ordinary wear and tear (this exception will not apply to any condition resulting from misuse or improper care or maintenance of the Subleased Space by Subtenant or its agents, employees, contractors or invitees), damage or loss by casualty or condemnation and repairs for which Subtenant is not responsible under the terms of this Sublease. Subtenant shall remove all of the Subtenant Alterations designated by Sublandlord pursuant to Section 10.3 of this Sublease and restore the Subleased Space to the same condition as of the Term Commencement Date. If Subtenant fails to remove the Subtenant Alterations and restore the Subleased Space, then Sublandlord shall have the right to do so, and charge Subtenant the actual costs therefor, plus a service charge of ten percent (10%) of the costs incurred by Sublandlord.

19. Master Landlord’s Consent. This Sublease is expressly conditioned upon Master Landlord’s written consent to this Sublease (the “Master Landlord’ s Consent”), which Sublandlord shall use commercially reasonable efforts to obtain. If Master Landlord’s Consent shall not have been obtained on or before the date that is thirty (30) days after the Effective Date, time being of the essence, then this Sublease shall be of no force and effect, and all sums paid on account of this Sublease shall immediately be refunded.

20. Miscellaneous

20.1 Time of Essence. Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor, including, without limitation, the giving of any Notice required to be given under this Sublease or by law, the time periods for giving any such Notice and for taking of any action with respect to any such Notice.

20.2 Partial Invalidity. If any term, provision or condition contained in this Sublease shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Sublease shall be valid and enforceable to the fullest extent possible permitted by law; provided that, if a material provision is adjudged void or unenforceable, the parties shall negotiate, in good faith, an equitable adjustment to such other provisions of this Sublease as may be necessary or appropriate to effectuate as closely as possible the parties’ intent as evidenced by this Sublease.

20.3 Entire Agreement. There are no oral agreements between the parties hereto affecting this Sublease and this Sublease constitutes the parties’ entire agreement with respect to the leasing of the Subleased Space and supersedes and cancels any and all previous negotiations, arrangements, letters of intent, agreements and understandings, if any, between the parties, and none thereof shall be used to interpret or construe this Sublease. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties.

20.4 Authority. Subtenant represents and warrants that it is duly formed in Delaware, and is an existing entity qualified to do business in the Commonwealth of Massachusetts and that Subtenant has full right and authority to execute, deliver and perform this Sublease. Subtenant represents and warrants to the Sublandlord that neither its execution, delivery of performance of this Sublease shall cause it to be in violation of any agreement, instrument, contract, law, rule or regulation by which it is bound, and Subtenant shall protect, defend, indemnify and hold Sublandlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from a breach of this representation and warranty by Subtenant.

20.5 Attorneys’ Fees. In the event that either Sublandlord or Subtenant should bring suit for the possession of the Subleased Space, for the recovery of any sum due under this Sublease, or because of the breach of any provision of this Sublease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party. In any case where Subtenant requests permission from Sublandlord to assign, sublet, make alterations, or receive any other consent or obtain any waiver from or modification to the terms of this Sublease, Subtenant shall pay to Sublandlord a reasonable administrative charge and Sublandlord’s reasonable attorney’s fees incurred by Sublandlord in reviewing such request. References to a party’s attorney’s fees under this Sublease will include the reasonable fees of each party’s in-house attorneys at their normal billing rates.

20.6 Governing Law; WAIVER OF TRIAL BY JURY. This Sublease shall be construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, SUBLANDLORD AND SUBTENANT HEREBY BY CONSENT TO: (A) THE JURISDICTION OF ANY FEDERAL, STATE, COUNTY OR MUNICIPAL COURT SITTING IN THE COMMONWEALTH OF MASSACHUSETTS; (B) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY MASSACHUSETTS LAW; AND (C) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, SUBTENANT’S USE OR OCCUPANCY OF THE SUBLEASED SPACE, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

20.7 Confidentiality. Subtenant and Sublandlord each acknowledge that the content of this Sublease and of the Master Lease and any related documents are confidential information. Subtenant and Sublandlord shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than their respective financial, legal, and space planning consultants, all of whom shall be subject to this confidentiality provision, and as otherwise required by law. For the avoidance of doubt, the foregoing is not intended to prohibit financial disclosures or securities filings, as required by the order of any court or public body with authority over the parties hereto.

20.8 Holding Over. Subtenant shall have no right to holdover. If Subtenant does not surrender and vacate the Subleased Space at the expiration of the Term or earlier termination of this Sublease, Subtenant shall be a tenant at sufferance and Rent shall be at the daily rate of 150% of the monthly Base Rent for the initial 60 days, and thereafter the daily rate of 200% of the monthly Base Rent, plus, all other Additional Rent and other charges payable hereunder. In connection with the foregoing, Sublandlord and Subtenant agree that the reasonable rental value of the Subleased Space following the Termination Date or earlier termination of the Sublease shall be the amounts set forth above. Sublandlord and Subtenant acknowledge and agree that, under the circumstances existing as of the Effective Date, it is impracticable and/or extremely difficult to ascertain the reasonable rental value of the Subleased Space and that the reasonable rental value established in this Section 20.8 is a reasonable estimate of the damage that Sublandlord would suffer as the result of Subtenant’s failure to timely surrender possession of the Subleased Space. The parties acknowledge that the liquidated damages established herein is not intended as a forfeiture or penalty. Notwithstanding the foregoing, and in addition to all other rights and remedies on the part of Sublandlord if Subtenant fails to surrender the Subleased Space upon the termination or expiration of this Sublease, in addition to any other liabilities to Sublandlord accruing therefrom, Subtenant shall indemnify, defend and hold Sublandlord harmless from all actual claims, liabilities, losses and expenses, including reasonable attorney’s fees and costs, resulting from such failure.

20.9 Successors and Assigns. Subject to the limitations set forth in Section 12, this Sublease shall be binding upon each of the parties and their respective successors and assigns.

20.10 Interpretation. Preparation of this Sublease has been a joint effort of the parties and the resulting document shall not be construed more severely against one of the parties than against the other.

20.11 Consent. In any instance in which this Sublease or the Master Lease requires the consent of either Sublandlord or Master Landlord, the consent of both Sublandlord and Master Landlord shall be required.

20.12 Exhibits and Attachments. All Exhibits and attachments to this Sublease are a part hereof.

20.13 Counterparts. This Sublease may be executed in counterparts with the same effect as if both parties had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

20.14 Confidentiality; Intellectual Property. The mutual intellectual property, confidentiality and non-solicitation provisions set forth at Exhibit C shall be incorporated herein by reference and constitute a material part of this Agreement.

20.15 Limited Liability. In no event shall the partners, principals, members, officers, stockholders, directors, employees or agents of Sublandlord be personally liable for the performance of the Sublandlord’s obligations under this Sublease.

21. Extension Term. Provided that the following conditions, which may be waived by Sublandlord in its sole discretion, are satisfied (i) Subtenant has not assigned its interest in this Sublease nor sublet any of the Subleased Space to anyone other than an Affiliated Entity and/or a Successor; and (ii) no uncured Event of Default exists (1) as of the date of the Extension Notice (hereinafter defined), and (2) at the commencement of the applicable Extension Term (hereinafter defined), and subject to Sublandlord’s consent to such extension as set forth in this Section 21, Subtenant shall have the option to extend the Term of this Sublease for a single additional term of either six (6) months or one (1) year (such elected term length, the “Extension Term”), commencing as of the expiration of the initial Term. Subtenant must exercise such option to extend (including its election to extend for either six (6) months or one (1) year), if at all, by giving Sublandlord written notice (the “Extension Notice”) on or before the date that is six (6) months but not more than twelve (12) months prior to the expiration of the then current Term of this Sublease, time being of the essence. Sublandlord shall have ten (10) days from receipt of Subtenant’s Extension Notice with which to either (i) confirm Subtenant’s extension for the Extension Term for either six (6) months or one (1) year, or (ii) in the event Subtenant elects to extend for one (1) year, to deny Subtenant’s extension for the additional six (6) months (which denial may be provided in Sublandlord’s sole discretion), in which event the Extension Term shall be automatically reduced to six (6) months. Upon the timely giving of such notice by Sublandlord, the Term shall be deemed so extended, for one (1) year or six (6) months, as so specified by Sublandlord, upon all of the same terms and conditions of this Sublease, other than Base Rent, which shall be 103% of the Base Rent in existence as of the initial Termination Date. If Subtenant fails to give timely notice, as aforesaid, Subtenant shall have no further right to extend the Term. If Sublandlord fails to give timely notice in response to the Extension Notice, as aforesaid, this Sublease shall be so extended for the either six (6) month or one (1) year period as set forth in Subtenant’s Extension Notice. Notwithstanding the fact that Subtenant’s proper and timely exercise of such option to extend the Term shall be self-executing, the parties shall promptly execute a sublease amendment reflecting such Extension Term after Subtenant exercises such option and to the extent Sublandlord provides its consent. The execution of such sublease amendment shall not be deemed to waive any of the conditions to Subtenant’s exercise of its rights under this Section 21.

[Signatures appear on the following page.]

The parties have executed this Sublease as of the Effective Date.

Sublandlord:	FREQUENCY THERAPEUTICS, INC., a
Delaware corporation

	By:	/s/ David L. Lucchino

Name & Title:

Subtenant:	SALIOGEN THERAPEUTICS, INC., a
Delaware corporation

	By:	/s/ Ray Tabibiazar

Name & Title: